UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Community Savings Bancorp, Inc.
(Name of Registrant as Specified in its Charter)

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Community Savings Bancorp, Inc.
425 Main Street
Caldwell, Ohio 43724
(740) 732-5678
October 21, 2019
Dear Stockholder:
We cordially invite you to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Community Savings Bancorp, Inc. (the “Company”). Our Annual Meeting will be held at the office of Community Savings located at 425 Main Street, Caldwell, Ohio 43724 at 5:00 p.m., Eastern time, on Monday, November 18, 2019.
The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted. Also, enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating results.
The Annual Meeting is being held so that stockholders may vote upon the election of directors, the ratification of the appointment of SR Snodgrass as our independent registered public accounting firm for the fiscal year ending June 30, 2020 and any other business that properly comes before the Annual Meeting.
Our Board of Directors has determined that approval of each of the matters to be considered at the Annual Meeting is in the best interests of Community Savings Bancorp, Inc. and our stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the election of directors and “FOR” the ratification of the appointment of SR Snodgrass as our independent registered public accounting firm for the fiscal year ending June 30, 2020.
On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.
Sincerely,
Barry Parmiter
President and Chief Executive Officer

COMMUNITY SAVINGS BANCORP, INC.
425 Main Street
Caldwell, Ohio 43724
(740) 732-5678
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Monday, November 18, 2019
Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Community Savings Bancorp, Inc. (the “Company” or “Community Savings Bancorp”) will be held at the office of Community Savings located at 425 Main Street, Caldwell, Ohio 43724 at 5:00 p.m., Eastern time, on Monday, November 18, 2019.
A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.
The Annual Meeting is being held so that stockholders may vote on the following matters:
1.
The election of one director of Community Savings Bancorp;

2.
The ratification of the appointment of SR Snodgrass as our independent registered public accounting firm for the fiscal year ending June 30, 2020; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.
Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on October 7, 2019 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.
EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE COMPANY’S SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.
BY ORDER OF THE BOARD OF DIRECTORS
Dominic Crock
Corporate Secretary
Caldwell, Ohio
October 21, 2019
IMPORTANT:   THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement
of
Community Savings Bancorp, Inc.
425 Main Street
Caldwell, Ohio 43724
(740) 732-5678
ANNUAL MEETING OF STOCKHOLDERS
To be Held on Monday, November 18, 2019
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Community Savings Bancorp, Inc. (the “Company” or “Community Savings Bancorp”) to be used at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the office of Community Savings located at 425 Main Street, Caldwell, Ohio at 5:00 p.m., Eastern time, on Monday, November 18, 2019, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about October 21, 2019.
REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Company’s Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement.
The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder’s discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof.
Proxies may be revoked by sending written notice of revocation to the Company’s Secretary at the Company’s address shown above, the submission of a later-dated proxy, or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Company’s Secretary prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Holders of record of the Company’s common stock, par value $0.01 per share, as of the close of business on October 7, 2019 (the “Record Date”) are entitled to one vote for each share then held. As of the Record Date, the Company had 408,379 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.
In accordance with the provisions of the Company’s Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. The Company’s Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.
As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominee proposed by the Board of Directors or to WITHHOLD AUTHORITY to vote for the nominee being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Meeting.
As to the ratification of the Company’s independent registered public accounting firm, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of the Company’s independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.
In the event at the time of the Annual Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.
Proxies solicited hereby will be returned to us and will be tabulated by an Inspector of Election designated by the Company’s Board of Directors.
Participants in the 401(k) Plan and ESOP Plan.   If you hold stock of Community Savings Bancorp in the Community Savings Employee Stock Ownership Plan (the “ESOP”) or the Community Savings 401(k) Plan (the “401(k) Plan”), you will receive a vote authorization form that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Community Savings Bancorp common stock held by the ESOP and all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares in the Community Savings Bancorp Stock Fund credited to his or her account. The trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions is November 11, 2019.

Persons and groups who beneficially own in excess of five percent of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of October 7, 2019, the Record Date, the shares of common stock beneficially owned by the Company’s named executive officers and directors individually, by executive officers and directors as a group, and by each person or group known by us to beneficially own in excess of five percent of the Company’s common stock.
Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding
Five Percent Stockholders:
Community Savings Employee Stock Ownership Plan 425 Main Street Caldwell, Ohio 43724	29,420	7.2%
Directors, Nominees and Executive Officers:(2)
Alvin B. Parmiter	7,783(3)	1.9
Scott B. Wright	7,213(4)	1.8
Brian M. Shanahan	5,883(5)	1.4
Michael S. Schott	12,883(6)	3.2
Dominic Crock	5,919(7)	1.4
Sherman Crum	1,431(8)	*
All Directors, Nominees and Executive Officers as a Group (6 persons)	41,112	10.1%

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares. The shares set forth above for directors and executive officers include all shares held directly, as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)
The business address of each director, nominee and executive officer is 425 Main Street, Caldwell, Ohio 43724.

(3)
Includes 975 shares allocated to Mr. Parmiter’s ESOP account and 4,413 shares of restricted stock over which Mr. Parmiter has voting control.

(4)
Includes 883 shares of restricted stock over which Mr. Wright has voting control.

(5)
Includes 883 shares of restricted stock over which Mr. Shanahan has voting control.

(6)
Includes 883 shares of restricted stock over which Mr. Schott has voting control.

(7)
Includes 883 shares of restricted stock over which Mr. Crock has voting control.

(8)
Includes 423 shares allocated to Mr. Crum’s ESOP account and 883 shares of restricted stock over which Mr. Crum has voting control.

*
Less than 1%.

PROPOSAL I — ELECTION OF DIRECTORS
The Company’s Board of Directors is comprised of five members. The Company’s bylaws provide, and the terms of the Company’s Board of Directors are classified so, that approximately one-third of the directors are to be elected annually. The Company’s directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. One director will be elected at the Annual Meeting. The Company’s Nominating Committee has nominated Michael Schott to serve as a director for a three-year term. Mr. Schott is a member of the Board of Directors and has agreed to serve, if elected.
The table below sets forth certain information regarding the composition of the Company’s Board of Directors, including the terms of office of each director. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominee identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such other substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.
The Board of Directors recommends a vote “FOR” each of the nominees listed in this Proxy Statement.
The following table sets forth certain information regarding the Company’s directors.
Name	Age at June 30, 2019	Position	Term to Expire	Director Since(1)
Nominee
Michael Schott	67	Director	2022	1999
Current Directors
Alvin B. Parmiter	49	President, Chief Executive Officer and Director	2020	1998
Dominic Crock	43	Director	2020	2012
Brian Shanahan	59	Director	2021	2008
Scott Wright	56	Director	2021	2013

(1)
Includes service on the Board of Directors of Community Savings.

The Business Background of the Company’s Directors and Executive Officers
The business experience for the past five years of each of the Company’s directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director. Each director is also a director of Community Savings (the “Bank”). Unless otherwise indicated, directors and executive officers have held their positions for the past five years.
Nominee
Michael Schott is a high school teacher where he teaches Industrial Technology, a position he has held since 1998. Prior to teaching, for 12 years Mr. Schott ran his family-owned pallet manufacturing business. Mr. Schott provides the board with managerial experience as a former small business owner.

Continuing Directors
Alvin B. Parmiter is our President and Chief Executive Officer, positions he has held since he began his employment with Community Savings in 1998. Mr. Parmiter’s experience provides the board with a perspective on the day-to-day operations of Community Savings, and assists the board in assessing the trends and developments in the financial institutions industry on a local and national basis. Additionally, Mr. Parmiter has extensive ties to the communities that support our business generation.
Dominic Crock is a physical therapist who is the Director of Rehabilitation Services at Southeastern Ohio Regional Medical Center, a position he has held since December 2013. Prior to this position, from 2007 until December 2013, Mr. Crock was Coordinator of Speech and Audiology at Southeastern Ohio Regional Medical Center. Mr. Crock has overseen multiple outpatient clinics during his career. Mr. Crock’s knowledge of the market area provides valuable insight to the board.
Brian Shanahan is a Plant Manager at Ridge Tool Distribution Center where he oversees approximately 90 employees and $6.0 million of annual revenues, a position he has held since 1994. Mr. Shanahan provides the board with managerial experience as the top management official of a regional distribution center.
Scott Wright is a professor of finance at Ohio University, a position he has held since 1987. Mr. Wright has also owned various small businesses and worked as an investment representative. His understanding of finance provides the board with valuable expertise in overseeing management with respect to certain financial decisions.
Meetings and Committees of the Board of Directors
References throughout this section of the proxy statement with regard to board of directors’ meetings and committee meetings, refer to meetings of the board of directors of the Company and of the Bank.
We conduct business through meetings of our Board of Directors and its committees. During the fiscal year ended June 30, 2019, the board of directors met 12 times. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the board on which he or she served (during the periods that he or she served). The Board of Directors of Community Savings Bancorp has established standing committees, including a Compensation Committee, a Nominating and Corporate Governance Committee and an Audit Committee. The Nominating and Corporate Governance Committee and the Audit Committee each operate under a written charter, which governs its composition, responsibilities and operations. These charters may be found on our website located at www.mycommunitysavings.com.
Board Independence
The Board of Directors has determined that each of the Company’s directors and nominees, with the exception of Mr. Parmiter, is “independent” as defined in the listing standards of the Nasdaq Stock Market which the Company chooses to follow for purposes of such determination. Mr. Parmiter is not independent because he is an executive officer of the Company.
There were no transactions required to be reported under “Transactions with Certain Related Persons,” below that were considered in determining the independence of the Company’s directors.
Board Leadership Structure
To assure effective and independent oversight of management, the Board of Directors has separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles in management of the Company. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. The Chairman of the Board is an independent, non-management role.

Board’s Role in Risk Oversight
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand the Company’s risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee will report on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
The Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of directors Michael Schott, who serves as chairman, Dominic Crock and Brian Shanahan, each of whom is considered “independent” as defined in the Nasdaq corporate governance listing standards, which the Company chooses to follow. The Board of Directors has adopted a written charter for the Committee. The Nominating and Corporate Governance Committee charter is available on our website at www.mycommunitysavings.com. The Nominating and Corporate Governance Committee met one time during fiscal 2019.
The functions of the Nominating and Corporate Governance Committee include the following:
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to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

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to review and monitor compliance with the requirements for board independence;

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to review the committee structure and make recommendations to the Board regarding committee membership; and

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to develop and recommend corporate governance guidelines to the Board of Directors for its approval.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:
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has personal and professional ethics and integrity;

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has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

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is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

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is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

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is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and the Company’s stockholders; and

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has the capacity and desire to represent the balanced, best interests of the Company’s stockholders as a group, and not primarily a special interest group or constituency.

In addition, the Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, whether the candidate would satisfy the SEC’s independence standards applicable to members of the Company’s audit committee, and the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.
The Company does not maintain a specific diversity policy, but diversity is considered in the Company’s review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.
Procedures for the Recommendation of Director Nominees by Stockholders
The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. Stockholders may submit the names of qualified candidates for director by writing to the Corporate Secretary, at 425 Main Street, Caldwell, Ohio 43724. To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary not less than 180 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders.
The submission must include the following information:
•
a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•
the name and address of the stockholder as he or she appears on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of the Company’s common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

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a statement of the candidate’s business and educational experience;

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such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

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a statement detailing any relationship between the candidate and us;

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a statement detailing any relationship between the candidate and any of the Company’s customers, suppliers or competitors;

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detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

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a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be Conducted at Annual Meeting.”

Stockholder Communications with the Board
Any of the Company’s stockholders who want to communicate with the Board of Directors or with any individual director can write to the Company’s Corporate Secretary, at 425 Main Street, Caldwell, Ohio 43724. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:
•
forward the communication to the director or directors to whom it is addressed;

•
attempt to handle the inquiry directly, for example, where it is a request for information about us or it is a stock-related matter; or

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not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not previously forwarded and make those communications available to the directors.
Code of Ethics
The Company has adopted a Code of Ethics that is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. This Code is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. There were no amendments made to or waivers from the Company’s Code of Ethics in fiscal 2019. The Code of Ethics is available on our website at www.mycommunitysavings.com. Additionally, persons interested in obtaining a copy of the Code of Ethics may do so by writing to the Company at: Community Savings Bancorp, Inc., 425 Main Street, Caldwell, Ohio 43724, Attention, Corporate Secretary.
Attendance at Annual Meetings of Stockholders
The Company does not have a policy regarding director attendance at annual meetings of stockholders, although directors are requested to attend these meetings absent unavoidable conflicts. All of our directors attended our annual meeting for the fiscal year ended June 30, 2018.
Compensation Committee
The members of the Compensation Committee are directors Michael Schott, who serves as chairman, Dominic Crock, Brian Shanahan and Scott Wright, each of whom is considered “independent” as defined in the Nasdaq corporate governance listings standards, which the Company chooses to follow. The committee is responsible for reviewing all compensation matters related to the Company’s employees. The Compensation Committee met two times during the fiscal year ended June 30, 2019. The Compensation Committee has adopted a written charter which is available on our website located at www.mycommunitysavings.com.
The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives. The Company’s President and Chief Executive Officer provides recommendations to the Compensation Committee on matters of compensation philosophy, plan design and the general guidelines for employee compensation. However, Mr. Parmiter does not vote on and is not present for any discussion of his own compensation. These recommendations are then considered by the Compensation Committee. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives and other perquisites. In addition to reviewing competitive market values, the committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

Audit Committee
The Company’s Audit Committee consists of directors Michael Schott, who serves as chairman, Dominic Crock, Brian Shanahan and Scott Wright, each of whom is “independent” under the Nasdaq corporate governance listing standards and SEC Rule 10A-3. The Audit Committee does not have an “audit committee financial expert” as defined under applicable SEC rules. The Board of Directors does not believe it is necessary to have such a person on the Audit Committee because each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions. In addition, each Audit Committee member has overseen and assessed the finances and financial reporting of his own business.
The Audit Committee reviews the contents of and conclusions in audit reports prepared by the Company’s independent registered public accounting firm, reviews and approves the annual engagement of the Company’s independent registered public accounting firm, the Company’s audit and compliance related policies, and reviews with management and the Company’s independent registered public accounting firm, the Company’s financial statements and internal controls. The Board of Directors has adopted a written charter for the Audit Committee, which may be found on our website located at www.mycommunitysavings.com. The Audit Committee met four times during fiscal year ended June 30, 2019.
Audit Committee Report
As part of its ongoing activities, the Audit Committee has:
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Reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended June 30, 2019;

•
Discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; and

•
Received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
The Audit Committee:
Michael Schott
Dominic Crock
Brian Shanahan
Scott Wright
Section 16(a) Beneficial Ownership Reporting Compliance
The Company’s common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. The Company’s executive officers and directors and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Company’s common stock. SEC rules require disclosure in the Company’s Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis. Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments that we received with respect to transactions during the fiscal year ended June 30, 2019, we believe that all such forms were filed on a timely basis.

Executive Officer Compensation
Summary Compensation Table. Summary Compensation Table.   The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer, Alvin B. Parmiter, for the fiscal years ended June 30, 2019 and 2018. No other executive officer received total compensation for the fiscal years ended June 30, 2019 and 2018 of more than $100,000. Mr. Parmiter is referred to as a “named executive officer.”
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All other compensation ($)(3)	Total ($)
Alvin B. Parmiter President and Chief Executive Officer	2019	123,188	17,535	60,899	18,313	11,991	231,926
	2018	123,188	17,535	—	—	2,369	143,092

(1)
Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with FASB ASC Topic 718 — Share Based Payment, based on the closing price of Community Savings Bancorp’s common stock on the grant date ($13.80 per share on February 22, 2019). Restricted stock awards vest in three approximately equal installments, with the first vesting occurring on February 22, 2020. As of June 30, 2019, Mr. Parmiter had an outstanding stock award of 4,413.

(2)
Reflects the aggregate grant date fair value for stock options computed in accordance with FASB ASC Topic 718, using the binomial option pricing model to estimate the fair value of stock option awards. Stock option awards vest in three approximately equal installments, with the first vesting occurring on June 24, 2020. As of June 30, 2019, Mr. Parmiter had outstanding option awards for 11,032 shares. The actual realized value of the stock options, if any, will depend on the extent to which the market value of Community Savings Bancorp’s common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value will be at or near the estimated value reflected in the table.

(3)
Represents ESOP allocation and 401K matching.

Benefit Plans and Agreements
Employment Agreement.   Community Savings has entered into an employment agreement with Mr. Alvin B. Parmiter, our President and Chief Executive Officer, under which Community Savings Bancorp acts as a guarantor. Our continued success depends to a significant degree on the skills and competence of Mr. Parmiter and the employment agreement is intended to ensure that we maintain a stable management base.
The employment agreement has an initial term of three years. Commencing as of January 1, 2018, and as of each subsequent January 1 thereafter, the board of directors may renew the agreement for an additional year so that the remaining term will again become three years. The current term of the employment agreement expires January 1, 2022. The current base salary for Mr. Parmiter is $123,188. In addition to base salary, the agreement provides for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive and other employees. We may terminate Mr. Parmiter’s employment for cause at any time, in which event he would have no right to receive compensation or other benefits for any period after his termination of employment.
Certain events resulting in Mr. Parmiter’s termination or resignation entitle him to payments of severance benefits following the termination of his employment. In the event of Mr. Parmiter’s involuntary termination for reasons other than for cause, disability or retirement, or in the event he resigns during the term of the agreement following (a) the failure to appoint him to the executive position set forth in the agreement or the failure to re-nominate him as a member of the boards of directors, (b) a material change in his function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of his position, (c) a relocation of his office by more than 30 miles, (d) a material reduction in the benefits or perquisites paid to him unless the reduction is part of a reduction that is generally applicable to employees of Community Savings, (e) a liquidation or dissolution of Community Savings or Community Savings Bancorp or (f) a material breach of the employment agreement by Community Savings, then

Mr. Parmiter would become entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonuses he would have earned for the remaining unexpired term of the employment agreement. In addition, Mr. Parmiter would become entitled, at no expense to him, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or if the coverage is not permitted by applicable law or if providing the benefits would subject Community Savings to penalties, he will receive a cash lump sum payment equal to the value of the benefits.
In the event of a change in control of Community Savings or Community Savings Bancorp followed by Mr. Parmiter’s involuntary termination other than for cause, disability or retirement, or upon his resignation for one of the reasons set forth above thereafter, he would become entitled to a severance payment in the form of a cash lump sum equal to three times his “base amount,” as that term is defined for purposes of Internal Revenue Code Section 280G (i.e., the average annual taxable income paid to him for the five taxable years preceding the taxable year in which the change in control occurs). In addition, Mr. Parmiter would become entitled, at no expense to him, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject Community Savings to penalties, he will receive a cash lump sum payment equal to the value of the benefits.
Under the employment agreement, if Mr. Parmiter becomes disabled within the meaning of the term under Section 409A of the Internal Revenue Code and as set forth in the employment agreement, he will receive benefits under any short-term or long-term disability plans maintained by Community Savings.
Under the employment agreement, if Mr. Parmiter retires following his attainment of age 65, he will receive benefits under any applicable retirement or other plans maintained by Community Savings.
In the event of Mr. Parmiter’s death, his estate or beneficiaries will be paid his base salary through the end of the month in which his death occurs and his dependents will be entitled to continued non-taxable medical, dental and other insurance for one year following his death.
Upon termination of Mr. Parmiter’s employment (other than following a change in control), he will be subject to certain restrictions on his ability to compete or to solicit business or employees of Community Savings and Community Savings Bancorp for a period of one year following his termination of employment.
2018 Equity Incentive Plan.   On February 19, 2018, the Company’s stockholders approved the 2018 Equity Incentive Plan (the “Equity Plan”) which provides for the grant of stock-based awards to the directors and employees of the Company and Community Savings. The Equity Plan authorizes the issuance or delivery of up to 61,780 shares of the Company’s common stock pursuant to grants of restricted stock awards, restricted stock unit awards, incentive stock options and non-qualified stock options. Of this number, the maximum number of shares of Company common stock that may be issued under the Equity Plan pursuant to the exercise of stock options is 44,129 shares, and the maximum number of shares of Company common stock that may be issued as restricted stock awards or restricted stock units is 17,651 shares.
Executive Life Insurance Bonus Plan.   Community Savings has entered into an Executive Life Insurance Bonus Plan with Mr. Parmiter to make certain bonus payments equal to the premium payments made each year on an insurance policy on the life of Mr. Parmiter. The Plan also provides the Bank may provide Mr. Parmiter with supplemental bonus payments intended to make him whole for taxes due on the primary bonus payments. In the event he ceases to be a full-time employee of the Bank, the Plan will terminate and the Bank will no longer be obligated to make bonus payments to or for the benefit of Mr. Parmiter. In the event of a change in control, the Bank or its successor will pay Mr. Parmiter a lump sum bonus in an amount equal to the remaining premium payments that would be due on the insurance policy until he would have attained age 60. The Bank will make a supplemental bonus payment to Mr. Parmiter to make him whole with respect to taxes due on the lump sum bonus payment.
401(k) Plan.   Community Savings sponsors the Community Savings 401(k) Plan (“401(k) Plan”). Employees who are age 21 or older and who have completed one year of service are eligible to participate in the 401(k) Plan. In addition to salary deferral contributions, Community Savings may make matching contributions; currently equal to 100% of salary deferral contributions on the first 3% and 50% on the next 3% of the participant’s compensation. A participant is always 100% vested in his or her salary deferral contributions and the employer matching contributions.
Employee Stock Ownership Plan.   Community Savings sponsors an employee stock ownership plan for eligible employees, including Mr. Parmiter. The employee stock ownership plan funded its stock purchase in the conversion with a loan from Community Savings Bancorp equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Community Savings’ contributions to the employee stock ownership plan over an anticipated 20-year term of the loan.
The trustee releases unallocated shares from the suspense account on a pro-rata basis as the loan is repaid. Release shares are allocated among participants on the basis of each participant’s proportional share of compensation relative to all participants. Mr. Parmiter is 100% vested in his account under the plan.
Outstanding Equity Awards at Year End.   The following table sets forth information with respect to outstanding equity awards as of June 30, 2019 for the Named Executive Officer.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018(1)
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares of restricted stock that have not vested (#)	Market value of shares of restricted stock that have not vested ($)(2)
Alvin B. Parmiter	—	11,032	—	13.55	06/24/29	4,413	59,796

(1)
All equity awards noted in this table were granted pursuant to the 2018 Equity Incentive Plan, which was approved by shareholders on February 19, 2018, and represent all awards held at June 30, 2019 by the Named Executive Officer. On February 22, 2019 Mr. Parmiter was granted shares of restricted stock which vest at a rate of 33 1/3% per year commencing on February 22, 2020 and on June 24, 2019 Mr. Parmiter was granted stock options which vest at a rate of 33 1/3% per year commencing June 24, 2020.

(2)
Reflects the closing market price of the stock on the last trading day of the fiscal year, June 30, 2019 ($13.55), multiplied by the number of shares of restricted stock held by the named executive officer on such date.

Director Compensation
The following table sets forth for the fiscal year ended June 30, 2019, certain information as to the total remuneration we paid to our directors other than Alvin B. Parmiter. Information with respect to director compensation paid to Mr. Parmiter is included above in “— Executive Officer Compensation — Summary Compensation Table.”
Directors Compensation Table
Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Dominic Crock	9,600	12,185	3,662	25,447
Michael Schott	9,600	12,185	3,662	25,447
Brian Shanahan	9,600	12,185	3,662	25,447
Scott Wright	9,600	12,185	3,662	25,447

(1)
Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with FASB ASC Topic 718 — Share Based Payment, based on the closing price of Community Savings Bancorp’s common stock on the grant date ($13.80 per share on February 22, 2019). Restricted stock awards vest in three approximately equal installments, with the first vesting occurring on February 22, 2020. As of June 30, 2019, each of the listed directors had had outstanding stock award of 883 shares.

(2)
Reflects the aggregate grant date fair value for stock options computed in accordance with FASB ASC Topic 718, using the binomial option pricing model to estimate the fair value of stock option awards. Stock option awards vest in three approximately equal installments, with the first vesting occurring on June 24, 2020. As of June 30, 2019, each of the listed directors had outstanding option award for 2,206 shares. The actual realized value of the stock options, if any, will depend on the extent to which the market value of Community Savings Bancorp’s common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value will be at or near the estimated value reflected in the table.

For the fiscal year ended June 30, 2019, each non-employee director of Community Savings was paid a monthly fee of $800. For fiscal 2020, monthly board fees paid to non-employee directors are $800. Directors do not receive any additional committee or chairman fees.
Each person who serves as a director of Community Savings Bancorp also serves as a director of Community Savings and earns director and committee fees only in his or her capacity as a board or committee member of Community Savings.
Transactions with Certain Related Persons
In the ordinary course of business, Community Savings makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to other borrowers not related to Community Savings. Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.
The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to the Company’s executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Community Savings to the Company’s executive officers and directors in compliance with federal banking regulations. At June 30, 2019, all of Community Savings’ loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Community Savings, and did not involve more than the normal risk of collectibility or present other unfavorable features.

PROPOSAL II — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of the Company’s Board of Directors has approved the engagement of SR Snodgrass (“Snodgrass”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020. Auditors are not deemed independent unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee which sets forth each specific service to be performed by the auditor.
At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Snodgrass for the fiscal year ending June 30, 2020. A representative of Snodgrass is not expected to attend the Annual Meeting.
Changes In and Disagreements with Accountants on Accounting and Financial Disclosures
As previously disclosed, on October 15, 2018, the Audit Committee of the board of directors approved the dismissal of Suttle as the Company’s independent registered public accounting firm.
The audit reports of Suttle on the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended June 30, 2018 and 2017 and the subsequent interim period from July 1, 2018 through October 15, 2018, there were no: (1) disagreements with Suttle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Suttle’s satisfaction, would have caused Suttle to make reference in connection with its opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.
On October 16, 2018, the Company appointed Snodgrass as the Company’s new independent registered public accounting firm for the fiscal year ending June 30, 2019. The appointment was approved by the Audit Committee of the Board of Directors of the Company. During the fiscal years ended June 30, 2018 and 2017, and the subsequent interim period prior to the engagement of Snodgrass, the Registrant did not consult with Snodgrass regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
Set forth below is certain information concerning aggregate fees billed by Snodgrass and Suttle for professional services rendered during fiscal years 2019 and 2018, respectively.
Audit Fees.   The aggregate fees for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2019 and 2018 were $65,030 and $123,500, respectively. The audit fees for fiscal years 2019 and 2018 include fees incurred for the review of the Company’s Form 10-Qs.
Audit-Related Fees.   There were no fees for professional services rendered that were reasonably related to the performance of the audits described above for fiscal 2019 and 2018.
Tax Fees.   The aggregate fees for professional services for tax services were $5,000 and $8,250 for fiscal 2019 and 2018, respectively.
All Other Fees.   There were no other fees for fiscal year 2019 and 2018.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of the audit, audit-related, and tax fees described above.

The Audit Committee has considered whether the provision of non-audit services by Suttle, relating primarily to tax services, is compatible with maintaining the independence of Suttle. The Audit Committee concluded that performing such services would not affect the independence of Suttle in performing its function as auditor of the Company.
In order to ratify the selection of Snodgrass as the independent registered public accounting firm for the fiscal year ending June 30, 2020, the proposal must receive a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote “FOR” the ratification of Snodgrass as independent registered public accounting firm for the fiscal year ending June 30, 2020.
STOCKHOLDER PROPOSALS
In order to be eligible for inclusion in the Company’s proxy materials for the Company’s fiscal 2020 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 425 Main Street, Caldwell, Ohio, 43724 no later than June 23, 2020. If the date of the fiscal 2020 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of the fiscal 2019 annual meeting, any stockholder proposal must be received at a reasonable time before the Company prints or mails proxy materials for such meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s articles of incorporation and Bylaws and the Maryland General Corporation Law.
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING
The Company’s Bylaws generally provides that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 90 days, nor more than 120 days, prior to the anniversary date of the proxy statement relating to the prior year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a shareholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company not later than the tenth day following the day on which public disclosure of the date of such meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in the proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
The fiscal 2020 annual meeting of stockholders is expected to be held on November 16, 2020. Accordingly, for the 2020 annual meeting of stockholders, the notice would have to be received between June 22, 2020 and not later than July 22, 2020.
OTHER MATTERS
The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

MISCELLANEOUS
The Company will bear the cost of solicitation of proxies and the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, the Company’s directors, officers and regular employees may solicit proxies personally, by telephone or by other forms of communication without additional compensation.
THE COMPANY’S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED JUNE 30, 2019 IS BEING FURNISHED TO STOCKHOLDERS. COPIES OF ALL OF THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT 425 MAIN STREET, CALDWELL, OHIO 43724, ATTENTION: CORPORATE SECRETARY.
BY ORDER OF THE BOARD OF DIRECTORS
Dominic Crock
Corporate Secretary
Caldwell, Ohio
October 21, 2019

REVOCABLE PROXY COMMUNITY SAVINGS BANCORP, INC.ANNUAL MEETING OF STOCKHOLDERSNOVEMBER 18, 2019 The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of Community Savings Bancorp, Inc. (the “Company”) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the office of Community Savings located at 425 Main Street, Caldwell, Ohio at 5:00 p.m., Eastern time, on Monday, November 18, 2019. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows: FOR WITHHELD 1. The election as director of the nominee listed below to a three-year term.Michael Schott FOR AGAINST ABSTAIN 2. The ratification of the appointment of SR Snodgrass as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020. The Board of Directors recommends a vote “FOR” each of the listed proposals. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and proxy statement, both dated October 21, 2019 and audited financial statements. Dated: Check Box if You Planto Attend Annual Meeting PRINT NAME OF SHAREHOLDER PRINT NAME OF SHAREHOLDER SIGNATURE OF SHAREHOLDER SIGNATURE OF SHAREHOLDERPlease sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Please complete and date this proxy and return it promptlyin the enclosed postage-prepaid envelope.